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EXHIBIT 10.54
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CORPORATE COMMUNICATIONS SERVICES AGREEMENT

This Corporate Communications Services Agreement is made as of the 1st day of November, 1999, by and between J.F. Mills/Worldwide ("Consultant"), and USURF America, Inc., a Nevada corporation (the "Company").

	WHEREAS, Consultant possesses experience in the field of corporate communications; and

	WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, with its common stock listed on the American Stock Exchange under the symbol
"UAX"; and

	WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

	1.	The Company hereby engages Consultant, on a non-exclusive basis, to render consulting services with respect to corporate communications, on behalf of the Company.  Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit "A"
attached hereto and incorporated herein by this reference, throughout the term of this Agreement.  The Company shall reimburse Consultant for his expenses incurred on the Company's behalf hereunder, upon invoice received;
provided, however, that each expense item in excess of $250.00 shall be pre-approved by the Company, in writing.  Without such written pre-approval, the Company shall not be obligated to reimburse Consultant for any such item of expense in excess of $250.00.

		It is further agreed that Consultant shall have no authority to bind the
Company to any contract or obligation or to transact any business in the
Company's name or on behalf of the Company, in any manner.  The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

	2.	The initial term of this Agreement shall commence upon the mutual execution of this Agreement and shall continue through April 30, 2000. Thereafter, this Agreement shall continue on a month-to-month basis, provided neither party provides written notice to terminate not less than 20 days prior to the end of the initial term or any renewal term of this Agreement.

	3.	In consideration of the services to be performed by Consultant, the
Company agrees to pay to Consultant the compensation set forth on Exhibit
"B" attached hereto and incorporated herein by this reference.

	4.	The Company represents and warrants to Consultant that:

		A.	The Company will cooperate fully and timely with Consultant to enable
Consultant to perform his obligations hereunder.

		B.	The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

		C.	The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

	5.	Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it.
Consultant, including each of his affiliates, will not directly or indirectly buy or sell the securities of the Company at any time when it or they are privy to non-public information.

		Consultant agrees that he will not disseminate any printed matter relating to the Company, including, without limitation, press releases, without prior written approval of the Company's legal counsel.

		Consultant acknowledges that, in light of the fact that Consultant is in a special relationship with the Company due to the entrusting by the
Company to Consultant of non-public, material "inside" information concerning the Company, the relationship between the Company and Consultant shall be that of a special relationship.

		Consultant agrees that he will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

	6.	All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier.  Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

		Notices shall be addressed to Consultant at:

			J.F. Mills/Worldwide
			6106 East Yale Avenue
			Denver, Colorado 80222

		and to the Company at:

			USURF America, Inc.
			8748 Quarters Lake Road
			Baton Rouge, Louisiana 70809

		with a copy to:

			Newlan & Newlan, Attorneys at Law
			819 Office Park Circle
			Lewisville, Texas 75057

	7.	Miscellaneous.

		A.	In the event of a dispute between the parties arising out of this
Agreement, both Consultant and the Company agree to submit such dispute to arbitration before the American Arbitration Association (the "Association")
at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction.  It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

		B.	This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.

		C.	This Agreement may be executed in multiple counterparts which shall be deemed an original.  It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

			D.	This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

USURF AMERICA, INC.


By: /s/ David M. Loflin
     David M. Loflin
     President

J.F. MILLS/WORLDWIDE

By: /s/


Exhibit "A"
Corporate Communications
Services Agreement

SERVICES TO BE PERFORMED BY CONSULTANT ON BEHALF OF THE COMPANY

The consulting services to be provided by Consultant under the Corporate Communications Services Agreement to which this Exhibit "A" is attached include, but shall not be limited to:

Develop and implement a plan for maximizing public awareness of Company news and other developments regarding the Company, as well as awareness of Company news and other developments regarding the Company to the stock brokerage community.

Develop a "corporate identity" for the Company, within the stock brokerage community and the general public, and implement a plan for communicating same.

Assist in preparing Company news releases and other public communications.


Exhibit "B"
Corporate Communications
Services Agreement

COMPENSATION TO BE PAID BY THE COMPANY TO CONSULTANT

As full payment for Consultant's services during the initial term of the Corporate Communications Services Agreement (the "Agreement") to which this Exhibit "B" relates, Consultant shall receive, upon execution of, the following:

6,000 shares of Company Common Stock, which shares shall be valued at a price of $3.50 per share, or $21,000, in the aggregate. The Company shall cause all 6,000 of such shares to be registered, at the Company's expense, pursuant to a Registration Statement on Form S-1 to be filed by the Company as soon as is practicable following the execution of this Agreement. Consultant shall be named as a selling shareholder in such Registration Statement.

As full payment for Consultant's services during each renewal term of the Agreement to which this Exhibit "B" relates, Consultant shall receive the following:

1,000 shares of Company Common Stock, which shares shall be valued at a price equal to the average of the closing bid price, as reported by the American Stock Exchange, for the Company's Common Stock for the last 5 trading days preceding the first day of each renewal term. The shares of Company Common Stock issued to Consultant as payment for services during any renewal term shall possess "piggy-back" rights of registration.

Consultant represents and warrants to the Company that the shares of the Company being acquired pursuant to the Agreement are being acquired for his own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the SEC, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

Consultant represents and warrants that he has investigated the Company, its financial condition, business and prospects, and has had the opportunity to ask questions of, and to receive answers from, the Company with respect thereto. Consultant acknowledges that he is aware that the Company currently lacks adequate capital to pursue its full plan of business, specifically, that the Company currently lacks capital with which to exploit its proprietary Wireless Internet access technology.

Consultant acknowledges that the share certificate or certificates of the Company issued to him pursuant to this Agreement will bear a legend restricting future transfer in the following , or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY SECTION 4(6) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION, EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."